SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2001

NATIONAL MERCANTILE BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	0-15982	95-3819685
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1840 Century Park East
Los Angeles, California 90067
(Address of Principal Executive Offices)

(310) 277-2265
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements of Businesses Acquired

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL MERCANTILE BANCORP
(Registrant)

DATE:	April 11, 2002	/s/ DAVID R. BROWN
DAVID R. BROWN
Chief Financial Officer

SOUTH BAY BANK

CONDENSED BALANCE SHEETS (Unaudited)

September 30, 2001 and 2000

Assets	2001	2000
Cash and due from banks	$5,350,000	$7,112,000
Federal funds sold	6,630,000	7,760,000

Securities available for sale	29,983,000	30,985,000
Loans, net (Note 2)	135,677,000	146,605,000
Other assets	9,913,000	6,951,000
	$187,553,000	$199,413,000

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Noninterest bearing	$31,185,000	$29,032,000
Interest bearing	124,632,000	136,328,000
Total deposits	155,817,000	165,360,000

Other liabilities	11,692,000	15,432,000
Total liabilities	167,509,000	180,792,000

Stockholders’ equity
Total paid-in capital	14,645,000	13,261,000
Retained earnings	5,266,000	6,055,000
Accumulated other comprehensive (loss)	133,000	(695,000)
Total stockholders’ equity	20,044,000	18,621,000
	$187,553,000	$199,413,000

SOUTH BAY BANK

CONDENSED STATEMENTS OF INCOME (Unaudited)

Nine Months Ended September 30, 2001 and 2000

	2001	2000
Interest income on:
Loans	$10,018,000	$10,769,000
Securities available for sale	1,639,000	1,663,000
Other	233,000	99,000
	11,890,000	12,531,000

Interest expense	5,345,000	5,652,000

Net interest income	6,545,000	6,879,000

Provision for loan losses	1,945,000	596,000
Net interest income after provision for loan losses	4,600,000	6,283,000

Noninterest income	801,000	452,000

Noninterest expense:
Salaries and benefits	1,680,000	1,548,000
Other expense	2,296,000	2,030,000
	3,976,000	3,578,000

Income before income taxes	1,425,000	3,157,000

Incometax expense	558,000	1,259,000
Net income	$867,000	$1,898,000

Income available to common stockholders (net income less preferred stock dividend and accretion of preferred stock discount)	$(524,000)	$1,572,000

Basic and diluted earnings per common share	$(0.19)	$0.56

SOUTH BAY BANK

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

Nine Months Ended September 30, 2001 and 2000

	2001	2000
Cash Flows from Operating Activities
Net income	$867,000	$1,898,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	1,945,000	596,000
Depreciation and amortization	567,000	636,000
Deferred taxes	(754,000)	122,000
Amortization of premium on investment securities	31,000	15,000
Gain on sale of investment securities available-for-sale	(131,000)	—
Gain on sale of other real estate owned	(3,000)	(1,000)
Decrease in unearned net loan fees	(94,000)	(90,000)
(Increase) decrease in accrued interest receivable and other assets	(3,216,000)	340,000
Increase (decrease) in accrued interest payable and other liabilities	(264,000)	180,000
Net cash provided by (used in) operating activities	(1,052,000)	3,696,000

Cash Flows from Investing Activities
Proceeds from sale of securities available for sale	39,574,000	—
Proceeds from maturities of securities available for sale	3,097,000	1,217,000
Purchase of investment securities available for sale	(43,987,000)	(752,000)
Net (increase) decrease in loans	8,078,000	(20,711,000)
Proceeds from sale of other real estate owned and bank premises	505,000	281,000
Payoff of mortgage indebtedness on other real estate owned	—	(745,000)
Purchase of premises and equipment	(57,000)	(87,000)
Net cash provided by (used in) investing activities	7,210,000	(20,797,000)

Cash Flows from Financing Activities
Net increase (decrease) in deposits	(5,615,000)	29,437,000
Decrease in federal funds purchased and other borrowings	(4,000,000)	(4,717,000)
Decrease in retail purchase agreements	(407,000)	(2,335,000)
Proceeds from issuance of preferred stock	—	4,455,000
Cash dividends paid	(761,000)	(282,000)
Net cash provided by (used in) financing activities	(10,783,000)	26,558,000

SOUTH BAY BANK

STATEMENTS OF CASH FLOWS, CONTINUED

Nine Months Ended September 30, 2001 and 2000

	2001	2000
Increase in cash and cash equivalents	$(4,625,000)	$9,457,000
Cash and Cash Equivalents
Beginning	16,605,000	5,415,000
Ending	$11,980,000	$14,872,000

Supplemental Disclosures of Cash Flow Information
Interest paid	$6,117,000	$5,370,000

Note 1.  Summary of Significant Accounting Policies

Use of estimates in the preparation of financial statements:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

The financial statements include all adjustments, which in the opinion of management, are necessary in order to fairly present the financial statements.

Loans and loan fees:  Loans are stated at the amount of principal outstanding.  Interest income on loans is accrued daily as earned.  Interest accruals and amortization of net deferred loan fees and discounts, if any, are generally discontinued when the loan is 90 days past due unless there is sufficient collateral and the loan is in the process of collection.  Loans are returned to accrual status when management believes that principal and interest are fully collectible.

Nonrefundable loan origination and commitment fees and related direct costs are deferred and netted against outstanding loan balances.  The net deferred fees and costs are recognized in income over the loan term using the interest method.

Allowance for loan losses:  The allowance for loan losses is established through a provision for loan losses charged to expense.  Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely.  The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible based on evaluation of the collectibility of loans and prior loss experience.  This evaluation also takes into consideration such factors as changes in the nature and the volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers’ ability to pay.  While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic or other conditions.

In addition, the Office of the Comptroller of the Currency (OCC), as an integral part of its examination process, reviews the allowance for loan losses and may require additions to the allowance based on its judgment about information available at the time of its examination.

Earnings per common share:  Basic earnings per common share is determined by dividing net income available to common stockholders by the average number of common shares outstanding during the year.  The weighted average number of shares used to compute basic earnings per share was 2,819,641 in 2001 and 2000.  Dividends declared and paid on preferred stock and the accretion of the preferred stock discount reduced the income available to common stockholders.  The assumed conversion of the preferred stock to common stock was antidilutive.  The conversion of all preferred stock based on the book value at September 30, 2001 and 2000 would result in the issuance of 1,236,000 shares and 1,363,000 shares of common stock, respectively.

2.  Loans, net

Allowance for loan losses:  A summary of the allowance for loan losses for the nine months ended September 30 is as follows:

	2001	2000
Balance at beginning of year	$1,637,000	$1,515,000
Provisions charged to operations	1,945,000	596,000
Loans charged off	(332,000)	(387,000)
Recoveries on charged-off loans	56,000	21,000
Balance at end of period	$3,306,000	$1,745,000

The Bank had nonaccrual loans of $492,000 and $1,370,000 as of September 30, 2001 and 2000, respectively.

Note 3.  Contingencies

Litigation:  The Bank is a defendant in various lawsuits arising from the normal course of business.  Management believes, and it is the opinion of legal counsel, that the ultimate resolution of the pending litigation will not have a material effect on the Bank’s financial condition or results of operations.

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT — KPMG, LLP	11
INDEPENDENT AUDITOR’S REPORT — McGladrey & Pullen, LLP	12

FINANCIAL STATEMENTS
Balance sheets	13
Statements of income	14
Statements of comprehensive income	15
Statements of stockholders’ equity	16
Statements of cash flows	17 and 18
Notes to financial statements	19 — 37

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
The South Bay Bank

We have audited the accompanying balance sheet of The South Bay Bank as of December 31, 1999 and the related statements of earnings, changes in stockholders’ equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The South Bay Bank as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG, LLP

February 11, 2000
Los Angeles, California

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

South Bay Bank

Torrance, California

We have audited the accompanying balance sheet of South Bay Bank as of December 31, 2000, and the related statements of income, stockholders’ equity, comprehensive income and cash flows for the year then ended.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Bay Bank as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

McGladrey & Pullen, LLP

Anaheim, California

March 1, 2001

SOUTH BAY BANK

BALANCE SHEETS

December 31, 2000 and 1999

Assets	2000	1999
Cash and due from banks	$6,530,000	$5,415,000
Federal funds sold	10,075,000	—
Cash and cash equivalents	16,605,000	5,415,000

Securities available for sale (Notes 2 and 6)	28,881,000	31,450,000
Loans (Notes 3 and 6)	145,974,000	127,321,000
Premises and equipment, net (Note 4)	3,797,000	3,985,000
Deferred tax assets (Note 8)	265,000	545,000
Accrued interest receivable and other assets	1,838,000	1,777,000
Other real estate owned, net	—	79,000
	$197,360,000	$170,572,000

Liabilities and Stockholders’ Equity
Liabilities
Deposits (Note 5):
Noninterest bearing	$29,868,000	$29,060,000
Interest bearing	131,564,000	106,861,000
Total deposits	161,432,000	135,921,000

Retail repurchase agreements (Note 6)	3,672,000	5,369,000
Federal funds purchased and other borrowed money (Note 6)	11,000,000	15,367,000
Accrued interest payable and other liabilities	1,693,000	1,571,000
Total liabilities	177,797,000	158,228,000

Commitments and contingencies (Note 9)

Stockholders’ equity (Notes 7 and 10)
Series A convertible perpetual preferred stock, $1 par value; 180,000 shares issued and outstanding in 2000	180,000	—
Discount on par value of preferred stock	(162,000)	—
Common stock, $1 par value; 6,000,000 shares authorized; 2,819,641 shares issued and outstanding	2,820,000	2,820,000
Additional paid-in capital	10,754,000	5,657,000
Retained earnings	6,212,000	4,766,000
Accumulated other comprehensive (loss)	(241,000)	(899,000)
Total stockholders’ equity	19,563,000	12,344,000
	$197,360,000	$170,572,000

See Notes to Financial Statements.

SOUTH BAY BANK

STATEMENTS OF INCOME

Years Ended December 31, 2000 and 1999

	2000	1999
Interest income on:
Loans	$14,698,000	$11,505,000
Securities available for sale	2,114,000	1,730,000
Federal funds sold	232,000	94,000
Other	69,000	31,000
	17,113,000	13,360,000

Interest expense on:
Deposits	6,851,000	5,103,000
Short-term borrowings (Note 6)	958,000	639,000
	7,809,000	5,742,000

Net interest income	9,304,000	7,618,000

Provision for loan losses (Note 3)	1,006,000	1,054,000
Net interest income after provision for loan losses	8,298,000	6,564,000

Noninterest income:
Service charges on deposit accounts	439,000	459,000
Other service charges and fees	196,000	158,000
Other income	38,000	—
	673,000	617,000

Noninterest expense:
Salaries and benefits (Note 11)	2,362,000	2,313,000
Occupancy (Note 9)	605,000	590,000
Other expense (Note 12)	1,826,000	1,712,000
	4,793,000	4,615,000

Income before income taxes	4,178,000	2,566,000

Income tax expense (Note 8)	1,678,000	822,000
Net income	$2,500,000	$1,744,000

Income available to common stockholders (net income less preferred stock dividend $113,000 and accretion of preferred stock discount $660,000 in 2000)	$1,727,000	$1,744,000

Basic and diluted earnings per common share	$0.61	$0.62

SOUTH BAY BANK

STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2000 and 1999

	2000	1999
Net income	$2,500,000	$1,744,000

Other comprehensive income, before tax, unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during period	1,153,000	(1,420,000)
Less reclassification adjustment for (gains) included in net income	(26,000)	8,000

Other comprehensive income (loss), before tax	1,127,000	(1,412,000)

Income tax expense (credit) related to items of other comprehensive income	469,000	(578,000)
Other comprehensive income (loss)	658,000	(834,000)

Comprehensive income	$3,158,000	$910,000

See Notes to Financial Statements.

SOUTH BAY BANK

STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2000 and 1999

	Common Stock	Preferred Stock	Discount on Preferred Stock	Additional Paid-in Capital, Common and Preferred	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 1998	$2,820,000	$—	$—	$5,657,000	$3,022,000	$(65,000)	$11,434,000
Other comprehensive (loss)	—	—	—	—	—	(834,000)	(834,000)
Net income	—	—	—	—	1,744,000	—	1,744,000
Balance, December 31, 1999	2,820,000	—	—	5,657,000	4,766,000	(899,000)	12,344,000
Issuance of 180,000 shares of Series A preferred stock (Note 7)	—	180,000	(180,000)	4,455,000	—	—	4,455,000
Accretion of preferred stock discount (Note 7)	—	—	18,000	642,000	(660,000)	—	—
Cash dividend:
Common stock ($0.10 per share)	—	—	—	—	(281,000)	—	(281,000)
Preferred stock ($0.63 per share)	—	—	—	—	(113,000)	—	(113,000)
Other comprehensive income	—	—	—	—	—	658,000	658,000
Net income	—	—	—	—	2,500,000	—	2,500,000
Balance, December 31, 2000	$2,820,000	$180,000	$(162,000)	$10,754,000	$6,212,000	$(241,000)	$19,563,000

See Notes to Financial Statements.

SOUTH BAY BANK

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2000 and 1999

	2000	1999
Cash Flows from Operating Activities
Net income	$2,500,000	$1,744,000
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,006,000	1,054,000
Depreciation and amortization	286,000	305,000
Deferred taxes	(189,000)	47,000
Amortization of premium on investment securities	41,000	57,000
(Gain) loss on sale of investment securities available-for-sale	(26,000)	8,000
(Gain) on sale of other real estate owned	(46,000)	—
(Gain) on sale of bank premises	—	(2,000)
Increase (decrease) in unearned net loan fees	(84,000)	180,000
(Increase) in accrued interest receivable and other assets	(61,000)	(922,000)
Increase in accrued interest payable and other liabilities	123,000	188,000
Net cash provided by operating activities	3,550,000	2,659,000

Cash Flows from Investing Activities
Proceeds from sale of securities available for sale	3,163,000	9,754,000
Proceeds from maturities of securities available for sale	6,000,000	5,019,000
Purchase of investment securities available for sale	(5,483,000)	(18,725,000)
Net increase in loans	(19,575,000)	(25,986,000)
Proceeds from sale of other real estate owned and bank premises	125,000	26,000
Purchase of premises and equipment	(98,000)	(237,000)
Net cash (used in) investing activities	(15,868,000)	(30,149,000)

Cash Flows from Financing Activities
Net increase in deposits	25,511,000	10,570,000
Increase (decrease) in federal funds purchased and other borrowings	(4,367,000)	15,367,000
Increase (decrease) in retail purchase agreements	(1,697,000)	132,000
Proceeds from issuance of preferred stock	4,455,000	—
Cash dividends	(394,000)	—
Net cash provided by financing activities	23,508,000	26,069,000

See Notes to Financial Statements.

SOUTH BAY BANK

STATEMENTS OF CASH FLOWS, CONTINUED

Years Ended December 31, 2000 and 1999

	2000	1999
Increase in cash and cash equivalents	$11,190,000	$(1,421,000)

Cash and Cash Equivalents
Beginning	5,415,000	6,836,000
Ending	$16,605,000	$5,415,000

Supplemental Disclosures of Cash Flow Information
Interest paid	$7,437,000	$6,004,000

Income taxes paid, net	$2,140,000	$931,000

See Notes to Financial Statements.

Note 1.  Nature of Banking Activities and Summary of Significant Accounting Policies

Nature of banking activities:  South Bay Bank (the Bank) is a national banking association located in California with its main office and administrative office in Torrance and a branch office in El Segundo.

The Bank maintains a diversified loan portfolio comprised of commercial, consumer, real estate, construction and mortgage loans.  Loans are made primarily within the South Bay market area of Southern California.  This area has diverse economies with principal industries being real estate and light manufacturing.  The Bank’s loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers.  The Bank’s policy requires that collateral be obtained on substantially all loans.  Such collateral is primarily first trust deeds on property.

As of December 31, 2000, real estate-related loans accounted for approximately 76% of total gross loans.  Substantially all of these loans are secured by first trust deeds with an initial loan-to-value ratio of generally not more than 75%.

Use of estimates in the preparation of financial statements:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

The Bank is subject to competition from other financial institutions, and is also subject to the regulations by various government agencies and undergoes periodic examination by those regulatory authorities.

Cash and due from banks:  For purposes of reporting cash flows, cash and due from banks includes cash on hand, amounts due from banks and federal funds sold.  Cash flows from loans originated by the Bank, deposits and repurchase agreements are reported net.

The Bank maintains amounts due from banks which, at times, may exceed federally insured limits.  The Bank has not experienced any losses in such accounts.

The Bank is required to maintain a reserve balance with the Federal Reserve Bank or maintain such reserve balance in the form of cash.  The average reserve balance maintained with the Federal Reserve Bank for the years ended December 31, 2000 and 1999 was $1,251,000 and $511,000, respectively.

Investment securities:  The Bank’s current investment securities are classified as available for sale.  The Bank reviews its financial position, liquidity and future plans in evaluating the criteria for classifying securities.

Securities to be held for indefinite periods of time, including investment securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital or other similar factors, are classified as securities available for sale and are carried at fair value.  Unrealized gains and losses on securities available for sale are included, net of income taxes, as a component of stockholders’ equity.  Fair value of securities is estimated based on available market quotations or a quoted market for similar securities in the absence of quoted prices on the specific security.

Note 1.  Nature of Banking Activities and Summary of Significant Accounting Policies, Continued

A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to operations resulting in the establishment of a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related investment securities as an adjustment to yield using the interest method  Dividend and interest income is recognized when earned.  Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

Loans and loan fees:  Loans are stated at the amount of principal outstanding.  Interest income on loans is accrued daily as earned.  Interest accruals and amortization of net deferred loan fees and discounts, if any, are generally discontinued when the loan is 90 days past due unless there is sufficient collateral and the loan is in the process of collection.  Loans are returned to accrual status when management believes that principal and interest are fully collectible.

Nonrefundable loan origination and commitment fees and related direct costs are deferred and netted against outstanding loan balances.  The net deferred fees and costs are recognized in income over the loan term using the interest method.

Impaired loans:  Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the fair value of the underlying collateral for collateral-dependent loans or an observable market price if available.  The Bank stratifies its loan portfolio by size and treats smaller performing loans with outstanding balances of less than $50,000 as a homogenous portfolio.  For loans in excess of $50,000, the Bank conducts periodic reviews of each loan in order to test for impairment.  Cash receipts on impaired loans, excluding impaired loans that have been restructured and are performing in accordance with the restructured terms, are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

Allowance for loan losses:  The allowance for loan losses is established through a provision for loan losses charged to expense.  Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely.  The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible based on evaluation of the collectibility of loans and prior loss experience.  This evaluation also takes into consideration such factors as changes in the nature and the volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers’ ability to pay.  While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic or other conditions.

In addition, the Office of the Comptroller of the Currency (OCC), as an integral part of its examination process, reviews the allowance for loan losses and may require additions to the allowance based on its judgment about information available at the time of its examination.

Note 1.  Nature of Banking Activities and Summary of Significant Accounting Policies, Continued

Risks associated with financial instruments:  The credit risk of a financial instrument is the possibility that a loss may result from the failure of another party to perform in accordance with the terms of the contract.  The most significant credit risk associated with the Bank’s financial instruments is concentrated in its loan portfolio.

Concentrations of credit risk would exist for groups of borrowers when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.  The ability of the Bank’s borrowers to repay their commitments is contingent on several factors, including the economic conditions in the borrowers’ geographic area and the individual financial condition of the borrowers.  The Bank generally requires collateral or other security to support borrower commitments on loans receivable.

Market risk is the possibility that future changes in market prices may reduce the value of a financial instrument.  The Bank’s market risk is concentrated in its portfolios of investment securities and loans receivable.  The Bank’s investment securities are traded in active markets and their value is susceptible to fluctuations in the general market.  When borrowers fail to meet contractual requirements of their loan agreements, the Bank is subject to the market risk of the collateral securing the loans.

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations.  As a result, fair value of the Bank’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank.  Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk.  However, borrowers with fixed-rate obligations are more likely to prepay in a falling rate environment and less likely to prepay in a rising rate environment.  Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment.  Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank’s overall interest rate risk.

Other real estate owned:  Other real estate owned (OREO), which represents real estate acquired through foreclosure or obtained by deed in lieu of foreclosure, is recorded on an individual asset basis at the estimated fair value of the related real estate, as determined by an independent appraiser, less selling expenses.  Loan balances in excess of the fair value at the date the real estate was acquired are charged against the allowance for loan losses.  In addition, an allowance for losses on other real estate owned is established for estimated disposition costs at the time of acquisition.  Any subsequent reductions to fair value of such properties are charged to the allowance, and gains or losses on sale and operating costs are charged to current operations.  At December 31, 1999, the Bank had OREO property with a carrying value of $79,000.  The Bank had no OREO at December 31, 2000.

Premises and equipment:  Premises and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization are computed on the straight-line basis over the estimated useful lives of the related assets:  30 years for the building; 10 years for improvements; 3 to 15 years for furniture, fixtures and equipment; 3 to 5 years for automobiles; and the lesser of the life of the lease or 7 to 10 years for leasehold improvements.

Note 1.  Nature of Banking Activities and Summary of Significant Accounting Policies, Continued

Income taxes:  The Bank uses the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to  differences between financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Earnings per common share:  Basic earnings per common share is determined by dividing net income available to common stockholders by the average number of common shares outstanding during the year.  The weighted average number of shares used to compute basic earnings per share was 2,819,641 in 2000 and 1999.  Dividends declared and paid on preferred stock and the accretion of the preferred stock discount reduced the income available to common stockholders.  The assumed conversion of the preferred stock to common stock was antidilutive.  The conversion of all preferred stock based on the book value at December 31, 2000 would result in the issuance of 1,296,000 shares of common stock.  The earnings per share for the year ended December 31, 2000 was revised to reflect the reclassification of the six-month accretion of beneficial conversion discount on the preferred stock.

Reclassification:  Retained earnings has been adjusted to reflect $660,000 of accretion of the beneficial conversion discount on preferred stock with no effect on total stockholders’ equity or net income.

Note 2.  Securities Available for Sale

Amortized cost and fair value of securities available for sale as of December 31 are summarized as follows:

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
U.S. government agencies	$22,500,000	$8,000	$(351,000)	$22,157,000
Mortgage-backed securities	5,580,000	14,000	(71,000)	5,523,000
Municipals	259,000	4,000	—	263,000
Federal Home Loan Bank stock	550,000	—	—	550,000
Federal Reserve Bank stock	388,000	—	—	388,000
	$29,277,000	$26,000	$(422,000)	$28,881,000

Note 2.  Securities Available for Sale, Continued

	1999
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
U.S. government securities	$24,499,000	$—	$(1,306,000)	$23,193,000
Mortgage-backed securities	7,209,000	18,000	(227,000)	7,000,000
Municipals	261,000	—	(8,000)	253,000
Federal Home Loan Bank stock	750,000	—	—	750,000
Federal Reserve Bank stock	254,000	—	—	254,000
	$32,973,000	$18,000	$(1,541,000)	$31,450,000

The amortized cost and fair value of securities available for sale as of December 31, 2000 by contractual maturity are shown below.  Federal Home Loan Bank stock and Federal Reserve Bank stock which are not due at any maturity date have been classified separately in the maturity table.  Mortgage-backed securities have also been shown separately as the underlying mortgages securing the securities can be prepaid by the related borrower at any time.

	Amortized Cost	Fair Value
Due after five years	$22,759,000	$22,420,000
Mortgage-backed securities	5,580,000	5,523,000
Federal Home Loan Bank and other equity securities	550,000	550,000
Federal Reserve Bank stock	388,000	388,000
	$29,277,000	$28,881,000

Gross realized gains and (losses) were $26,000 and $0, respectively, for the year ended December 31, 2000 and $12,000 and ($20,000), respectively, for the year ended December 31, 1999.

Securities available for sale with a carrying amount of $18,767,000 and $20,259,000 at December 31, 2000 and 1999, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Note 3.  Loans, Net

Loans outstanding as of December 31 are as follows:

	2000	1999
Commercial and multifamily real estate loans	$81,126,000	$70,894,000
Single-family residental real estate loans	1,541,000	571,000
Real estate construction loans	27,390,000	16,581,000
Commercial loans	31,063,000	35,106,000
Installment loans and leases	6,798,000	6,075,000
	147,918,000	129,227,000
Less:
Allowance for loan and lease losses	1,637,000	1,515,000
Deferred loan fees	307,000	391,000
	$145,974,000	$127,321,000

Impaired loans:  Information about impaired loans as of and for the years ended December 31 is as follows:

	2000	1999
Loans receivable for which there is a related allowance for loan losses determined in accordance with FASB Statement No. 114, as amended	$946,000	$984,000

Related allowance for loan losses	$142,000	$115,000

Average balance (based on quarterly ending balances)	$741,000	$1,071,000

Interest income recognized	$—	$32,000

The Bank is not committed to lend additional funds to debtors whose loans have been modified.

The Bank had nonaccrual loans of $946,000 and $534,000 as of December 31, 2000 and 1999, respectively.  Interest income that would have been earned on such nonaccrual loans, had such loans performed according to their loan terms, would have been $106,000 and $42,000 in 2000 and 1999, respectively.

A summary of the allowance for loan losses for the years ended December 31 is as follows:

	2000	1999
Balance at beginning of year	$1,515,000	$1,182,000
Provision charged to operations	1,006,000	1,054,000
Loans charged off	(828,000)	(1,009,000)
Recoveries on charged-off loans	(56,000)	288,000
Balance at end of year	$1,637,000	$1,515,000

Note 3.  Loans, Net, Continued

In the ordinary course of business, the Bank has granted loans to certain directors, principal stockholders and the companies they are associated with.  All such loans and commitments to lend were made under terms which are consistent with the Bank’s normal lending policies.  At December 31, 2000 and 1999, all loans were performing in accordance with their contractual terms.  A summary of director and principal stockholder loan activity follows:

	2000	1999
Balance at beginning of year	$2,663,000	$2,830,000
New loans granted (including loan renewals)	1,383,000	361,000
Principal payments received	(672,000)	(528,000)
Balance at end of year	$3,374,000	$2,663,000

Note 4.  Premises and Equipment, Net

Premises and equipment as of December 31 are as follows:

	2000	1999
Land	$966,000	$966,000
Bank premises	3,513,000	3,508,000
Leasehold improvements	66,000	108,000
Automobile	55,000	55,000
Furniture, fixtures and equipment	1,226,000	1,278,000
	5,826,000	5,915,000
Less accumulated depreciation and amortization	2,029,000	1,930,000
	$3,797,000	$3,985,000

Depreciation expense was $286,000 and $305,000 for the years ended December 31, 2000 and 1999, respectively.

Note 5.   Deposits

Deposits consisted of the following at December 31:

	2000	1999
Noninterest-bearing transaction accounts	$29,868,000	$29,060,000
Interest-bearing:
Transaction accounts	16,476,000	16,639,000
Savings deposits	18,352,000	17,513,000
Time deposits under $100,000	51,427,000	47,126,000
Time deposits of $100,000 or more	45,309,000	25,583,000
	$161,432,000	$135,921,000

At December 31, 2000, scheduled maturities on time deposits were as follows:

Three months or less	$43,193,000
Over thee months to one year	38,999,000
Over one year	14,544,000
$96,736,000

The Bank has $11,500,000 of brokered deposits at December 31, 2000.  The deposits have various maturity dates which range from January through February 2001 and interest rates ranging from 6.25% to 6.60%.

Note 6.  Short-term Borrowings

Federal Home Loan Bank line of credit:  The Bank maintains a line of credit with the Federal Home Loan Bank of San Francisco (FHLB).  The maximum amount the Bank may borrow under this agreement is limited to the lesser of a percentage of eligible collateral as established in the agreement or 25% of the Bank’s total assets.  At December 31, 2000, the maximum amount the Bank was allowed to borrow from the FHLB was $18.5 million which is based on collateral pledged.  The Bank had certain securities and loans pledged as collateral for outstanding borrowings with a carrying value of $4,967,000 and $23,924,000, respectively at December 31, 2000.  FHLB advances outstanding totaled $11,000,000 and $14,967,000 at December 31, 2000 and 1999, respectively.  The advances at December 31, 2000 have various maturity dates which range from February through June 2001 and interest rates ranging from 6.16% to 6.65%.

Federal funds arrangements with commercial banks:  Under separate agreements with various commercial banks, the Bank may borrow through federal funds lines of credit an aggregate of up to $13 million at December 31, 2000.   Federal funds arrangements are subject to the terms of the individual arrangements and may be terminated at the discretion of the correspondent bank.  The Bank had $400,000 outstanding on these lines of credit at December 31, 1999.  There were no amounts outstanding at December 31, 2000.

Note 6.  Short-term Borrowings, Continued

Retail repurchase agreements:  Retail repurchase agreements are collateralized by U.S. government securities and generally have an original maturity greater than 90 days.  Repurchase agreements are reported as a liability in the accompanying balance sheets.  The dollar amount of securities underlying the agreements remains in the asset accounts.  The securities underlying the agreements are book entry securities.  During the period, the securities were delivered by appropriate entry into the counterparty’s account maintained at a correspondent bank.

The carrying value of investment securities consisting of U.S. Treasury notes and U.S. government securities and corporations underlying the agreements at December 31, 2000 and 1999 was $4,208,000 and $7,210,000, respectively.

Note 7.  Stockholders’ Equity and Subsequent Event

Preferred stock:  The Bank is authorized to issue 3 million shares of serial preferred stock with a par value of $1 per share.  During 2000 the Bank amended its Articles of Association (Articles) to authorize the issuance of an initial series of its serial preferred stock.  This initial series was designated as Series A preferred (preferred) with a stated value of $25 per share with the number of shares in such series to be 200,000.

The preferred stock includes several preferences, rights and qualifications as follows:

Holders of preferred stock are entitled to noncumulative cash dividends, payable in arrears on a quarterly basis, if declared by the Bank’s Board of Directors.  The dividend rate for each share is 10% of the stated value of each share.  Dividends are noncumulative which relieves the Bank of any obligation to pay a dividend for a quarterly period in which dividends were not declared.  The Bank has agreed not to pay any dividends on its common stock or any series junior to the preferred unless all dividends for the quarterly dividend period on preferred stock has been paid as defined in the Articles.

Preferred shares are redeemable by the Bank on or any time after June 30, 2001.  The redemption price is $25 per share plus any unpaid dividends declared but not yet paid as of the redemption date.  Preferred stockholders have a liquidation preference over the common stockholders on the assets of the Bank at $25 per preferred share (aggregate liquidation value of $4.5 million as of December 31, 2000).

Each preferred share is convertible at any date after June 30, 2003 at the option of the holder into common stock at a certain conversion ratio.  This ratio is an amount equal to 50% of the book value of the common stock, on a fully diluted basis before consideration of the preferred conversion, as of June 30, 2003.  The conversion ratio includes antidilutive adjustments for stock splits, combinations, options and warrants issued after June 30, 2003.

Preferred stock has no voting rights.

Note 7.  Stockholders’ Equity and Subsequent Event, Continued

During 2000 the bank issued 180,000 shares of its preferred stock for $4,455,000 net of offering costs of $45,000.  The Bank has recorded the intrinsic value of the beneficial conversion feature of the preferred stock at the commitment date (date of issuance) as a discount.  This discount, which totals $4,500,000, is being accreted as a charge to retained earnings using the interest method through the date the holder can first exercise the conversion feature.

Dividends:  In January 2001, the Board of Directors declared a cash dividend payable to common and preferred stockholders.  The dividends were paid in January 2001 and totaled $536,000 (common $423,000 and preferred $113,000).

Note 8.  Income Taxes

As of December 31, 2000, the Bank has no net operating loss carryforwards remaining from prior years for federal income tax purposes.  The income tax expense (benefit) for the years ended December 31, 2000 and 1999 was as follows:

	2000	1999
Current	$1,867,000	$775,000
Deferred	(189,000)	47,000
	$1,678,000	$822,000

The total 1999 tax expense for financial statements purposes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes due to a reduction of liabilities from prior periods.

The tax effects of temporary differences that give rise to significant portions of the deferred taxes at December 31 are as follows:

	2000	1999
Deferred tax assets:
Bad debt deduction	$244,000	$—
Nonaccrual interest	66,000	—
State taxes	174,000	32,000
Securities available for sale	155,000	624,000
Other	26,000	282,000
Gross deferred tax assets	665,000	938,000

Deferred tax liabilities:
Bad debt deduction	—	27,000
Depreciation	400,000	364,000
Other	—	2,000
Gross deferred tax liabilities	400,000	393,000
Net deferred tax assets	$265,000	$545,000

Note 8.  Income Taxes, Continued

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income and tax planning strategies in making this assessment.  Based upon the level of historical taxable income and projections for future income, management believes it is more likely than not that the Bank will realize all benefits to these deductible temporary differences.

Note 9.  Commitments and Contingencies

Leasing arrangements:  The Bank leases one office facility under a noncancelable operating lease which expires in June 2004.  Rent expense was $58,000 and $34,000 for the years ended December 31, 2000 and 1999, respectively.  The future annual minimum lease payments required on the Bank’s noncancelable leases are due as follows:  2001 $42,000; 2002 and 2003 $46,000; 2004 $23,000 (total $157,000).

Financial instruments with off-balance-sheet risk:  The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other parties to the financial instrument for these commitments is represented by the contractual amounts of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.  The Bank does not anticipate any material losses as a result of these commitments.

A summary of the contract amount of the Bank’s exposure to off-balance-sheet risk as of December 31 is as follows:

	2000	1999
Commitments to extend credit	$37,614,000	$29,328,000
Standby letters of credit	945,000	682,000

Commitments to extend credit:  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s creditworthiness on a case-by-case basis.  If deemed necessary upon extension of credit, the amount of collateral obtained is based on management’s credit evaluation of the counterparty.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Note 9.  Commitments and Contingencies, Continued

Standby letters of credit:  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Collateral held varies as specified above and is required when deemed necessary by the Bank.

Litigation:  The Bank is a defendant in various lawsuits arising from the normal course of business.  Management believes, and it is the opinion of legal counsel, that the ultimate resolution of the pending litigation will not have a material effect on the Bank’s financial condition or results of operations.

Note 10.  Regulatory Matters

The Bank is subject to various regulatory requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios based on average and risk-weighted assets as set forth below.

Management believes that as of December 31, 2000, the Bank meets all capital adequacy requirements to which it is subject.  The Bank’s capital ratios and the regulatory requirements for adequately and well capitalized institutions were as follows at December 31, 2000 and 1999:

	Adequately Capitalized Institution			Well Capitalized Institution				Actual
	Amount	Ratio		Amount		Ratio		Amount		Ratio
As of December 31, 2000
Tier I capital (to average weighted assets)	$7,881,000	4.00	%>	$9,851,000	>	5.00	%>	$19,804,000	>	10.05%
Tier I capital (to risk-weighted assets)	6,524,000	4.00	>	9,787,000	>	6.00	>	19,804,000	>	12.14
Total capital (to risk-weighted assets)	13,049,000	8.00	>	16,311,000	>	10.00	>	21,441,000	>	13.15

As of December 31, 1999
Tier I capital (to average weighted assets)	6,839,000	4.00	>	8,549,000	>	5.00	>	13,244,000	>	7.75
Tier I capital (to risk-weighted assets)	5,567,000	4.00	>	8,351,000	>	6.00	>	13,244,000	>	9.52
Total capital (to risk-weighted assets)	11,135,000	8.00	>	13,918,000	>	10.00	>	14,759,000	>	10.60

Management knows of no condition or event that would change the Bank’s capital category.  Based upon the Bank’s capital ratios, the OCC classifies the Bank as a well capitalized institution.

Note 11.  Employee Benefit Plan

The Bank has a 401(k) savings and retirement plan (the Plan) for substantially all employees.  Under the original terms of the Plan, the Bank will contribute an amount equal to 50% of the employees’ contributions to the Plan and employees attain vesting in the Bank’s contribution over seven years.  The Plan was modified in 1996 to change the Bank’s contribution to 25% and the employee’s vesting period to five years.  The Bank’s contribution was $6,000 and $10,000 in 2000 and 1999, respectively.

Note 12.  Other Expense

Other expense consisted of the following for the years ended December 31:

	2000	1999
Legal, accounting and other professional services	$526,000	$393,000
Other real estate owned, net	(40,000)	3,000
Data processing	447,000	334,000
FDIC insurance	26,000	14,000
Office supplies	378,000	349,000
Depositor-related expenses	76,000	77,000
Lending-related expenses	38,000	31,000
Advertising and business development	200,000	175,000
Other	175,000	336,000
	$1,826,000	$1,712,000

Note 13.  Fair Value of Financial Instruments

The following summary presents a description of the methodologies and assumptions used to estimate the fair value of the Bank’s financial instruments.  When applicable, readily available market information has been utilized.  However, for a significant portion of the Bank’s financial instruments, active markets do not exist.  Therefore, considerable judgments were required in estimating fair value for certain items.  The subjective factors include, among other things, the estimated timing and amount of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change.  Since fair value is estimated as of December 31, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

Cash and due from banks, federal funds sold and interest-bearing deposits:  The carrying amount approximates fair value because of the short-term maturity of these instruments.

Securities:  The Bank has utilized market quotes for similar or identical securities in an actively traded market for U.S. Treasury securities and obligations of U.S. government agencies.  The fair value estimates for the obligations of state and political subdivisions were obtained from a pricing service which derives prices and quotations from securities dealers, which include subjective judgments about the fair value of these securities, especially when the market liquidity for the security is low.

Note 13.  Fair Value of Financial Instruments, Continued

Loans:  The estimated fair value of the performing loan portfolio was calculated by discounting the contractually scheduled payments of principal and interest, incorporating scheduled rate adjustments and, for residential mortgage loans, estimating prepayments, as applicable.  The discount rates used were the Bank’s current offer rates for comparable instruments with similar remaining terms to maturity.  For loans that were past due or impaired, adjustments to the discount rate were made to reflect the greater than normal risk of default.  For certain impaired loans, cash flow projections were adjusted to reflect estimates by management of the timing and extent of recovery of principal and interest.

Deposits:  The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, NOW accounts, money market demand accounts and savings deposits, is equal to the carrying value.  The fair value of certificates of deposit is based on the discounted contractual cash flows using an estimated discount rate based on rates currently offered for deposits of similar remaining maturities.  No value has been assigned to the Bank’s long-term relationships with its deposit customers (core deposit intangible) since it is not a financial instrument.

Retail repurchase agreements:  The carrying amount approximates fair value because of the short-term maturity of these instruments.

Commitments to extend credit and standby letters of credit:  The fair value of commitments to extend credit and standby letters of credit was estimated using the fees currently charged to enter into similar agreements, considering the remaining term of the agreements and the present creditworthiness of the counterparties.  The fair value of these instruments is deemed immaterial and not reflected in the table that follows.

Limitations:  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument.  Because no market readily exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Note 13.  Fair Value of Financial Instruments, Continued

The carrying value and estimated fair value of the Bank’s financial instruments at December 31 are as follows:

	(In Thousands)
	2000		1999
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and due from banks	$6,530	$6,530	$5,415	$5,415
Federal funds sold	10,075	10,075	-	-
Securities available for sale	28,881	28,881	31,450	31,450
Loans	145,974	144,816	127,321	129,161

Financial liabilities:
Deposits
Noninterest-bearing transaction accounts	29,868	29,868	29,060	29,060
Interest-bearing transaction accounts	16,476	16,476	16,639	16,639
Savings deposits	18,352	18,352	17,513	17,513
Time deposits under $100,000	51,427	51,249	47,126	46,951
Time deposits of $100,000 and over	45,309	45,043	25,583	25,471
Retail repurchase agreements	3,672	3,672	5,369	5,369
Federal funds purchased and other borrowed money	11,000	11,000	15,367	15,367

National Mercantile Bancorp

Pro Forma Financial Information

Page
National Mercantile Bancorp
Consolidated Condensed Pro Forma Balance Sheet as of September 30, 2001	41
Consolidated Condensed Pro Forma Statement of Income For the Nine Months Ended September 30, 2001	44
Consolidated Condensed Pro Forma Statement of Income For the Year Ended December 31, 2000	46

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited Pro Forma Condensed Balance Sheet as of September 30, 2001 combines the historical consolidated balance sheets of National Mercantile Bancorp and subsidiary (the “Company”) and South Bay Bank, National Association (“South Bay”) as if the acquisition had been effective on September 30, 2001 after giving effect to the purchase accounting adjustments described in the accompanying notes. The unaudited Consolidated Pro Forma Condensed Statements of Income present the combined results of operations of NMB and South Bay for the nine-month period ended September 30, 2001 and the year ended December 31, 2000, as if the acquisition had been effective on January 1, 2000, after giving effect to the purchase accounting adjustments described in the accompanying notes.

On December 14, 2001, the Company acquired, through the consolidation of South Bay and Mercantile Interim Bank I, National Association, an interim bank formed by the Company to effect the acquisition.  As a result of the consolidation, South Bay has become a wholly owned subsidiary of the Company.  In the consolidation, the common shareholders of South Bay received an aggregate of approximately $29.7 million and the holders of outstanding Series A 10% Noncumulative Convertible Perpetual Preferred Stock of South Bay (“SBB Series A Preferred”) received identical shares of the resulting bank.

The funds used to complete the purchase were obtained by the Company from: (i) existing funds of the Company, including approximately $15 million from the trust preferred offering completed by the Company in July 2001; (ii) a short-term unsecured loan of $5,000,000 bearing interest at the prime rate from the Revocable Trust No. 2 of Carl R. Pohlad, a shareholder of the Company, which loan has been repaid utilizing a $5,000,000 dividend from South Bay; and (iii) $1,000,000 from the issuance and sale of 1,000 shares of a newly created series of preferred stock designated “Series B Convertible Perpetual Preferred Stock” (the “Series B Preferred”) for $1,000 per share to James O. Pohlad, Robert C. Pohlad and William M. Pohlad, shareholders of the Company.  The Series B Preferred has no voting rights, bears no dividends, has a liquidation preference equal $1,000 increasing at a rate of 8.5% per year, is redeemable by the Company at any time for an amount equal to the liquidation preference, and may be converted by the holders into common stock of the Company (“Common Stock”) at a rate of $7.04 per share (subject to adjustment for stock splits, stock dividends and similar transactions) at any time after the earliest to occur of June 30, 2005, the sale of all or substantially all of the assets of the Company or certain mergers or consolidations in which the Company is not the surviving entity.

In connection with the consolidation, the Company entered into an agreement with the holders of the SBB Series A Preferred which: (i) reduces the annual dividend rate on the SBB Series A Preferred to 8.5% ; (ii) eliminates the holders right to convert their SBB Series A Preferred into common stock of South Bay; (iii) permits the holders to convert their SBB Series A Preferred into shares of Common Stock of the Company at 50% of the fully diluted book value per common share at any time after June 30, 2005; and (iv) provides that if South Bay fails to pay a quarterly dividend on the SBB Series A Preferred despite being “well capitalized” under applicable rules, and provided that the dividend would be permissible under applicable law and regulations, the Company will issue a number of shares of Common Stock to the holders equal to the amount of the dividend divided by the fully diluted book value per share.  Following the closing, there were 100,000 shares of SBB Series A Preferred outstanding with a stated value of $25 per share.

The unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 Business Combinations and Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets. Under this method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the consummation of the transaction. Deferred tax assets and liabilities are adjusted for the difference between the tax basis of the assets and liabilities and their estimated fair values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the assets acquired less liabilities assumed is recorded as goodwill. As described in the accompanying notes, estimates of the fair values of South Bay assets and liabilities have been combined with the recorded values of the assets and liabilities of NMB.

The pro forma financial information provides information to assist in assessing the continuing impact upon the Company after the acquisition of South Bay. Such statements are intended to assist in analyzing the future prospects of the Company by illustrating the possible scope of the change in the Company’s historical financial position and results of operations caused by the acquisition.  Changes to the adjustments already included in the unaudited pro forma combined financial information may occur as evaluations of assets and liabilities are completed and as additional information becomes available.

THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE INTENDED FOR INFORMATIONAL PURPOSES AND ARE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL POSITION OR FUTURE RESULTS OF OPERATIONS OF THE COMBINED COMPANY, OR OF THE FINANCIAL POSITION OR THE RESULTS OF OPERATIONS OF THE COMBINED COMPANY THAT WOULD HAVE ACTUALLY OCCURRED HAD THE MERGER BEEN IN EFFECT AS OF THE DATE OR FOR THE PERIODS PRESENTED.

These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of the Company and South Bay appearing elsewhere in this report and filed in the Company’s 10-K.

National Mercantile Bancorp

South Bay Bank Acquisition

Consolidated Pro Forma Condensed Balance Sheet

	As of 30-Sep-01
	National Mercantile Bancorp	South Bay Bank, NA	Combined	Adjustments		Resulting Proforma
Assets
Cash and due from banks	$10,525	$5,350	$15,875	$(174)	(a)
				(2,000)	(b)
				1,000	(c)	$14,701

Federal funds sold	43,950	6,630	50,580	(29,667)	(d)	20,913
Securities available for sale	42,615	29,983	72,598	(667)	(e)	71,931

Loans, net of allowance	101,610	135,677	237,287	1,566	(e)	238,853

Goodwill and other intangible assets	0	0	0	5,794	(f)	5,794

Other assets	5,337	9,913	15,250	1,973	(e)
				6,543	(g)	23,766
Total assets	204,037	187,553	391,590			375,958

Liabilities

Non-interest bearing	63,794	31,185	94,979			94,979
Interest bearing	84,461	124,632	209,093	609	(e)	209,702
Total deposits	148,255	155,817	304,072			304,681

Securites purchased under agreements to resell	0	3,265	3,265			3,265

Liabilities for borrowed money	16,000	7,000	23,000			23,000

Other liabilities	1,947	1,427	3,374	303	(h)	3,677
Total liabilities	166,202	167,509	333,711			334,623

Guaranteed preferred beneficial interests in the Company’s junior subordinated deferrable interest debentures, net	15,000		15,000			15,000
Preferred stock of consolidated subsidiary				2,500	(i)
				(1,824)	(n)	676

Shareholders’ equity
Preferred stock	6,131	4,455	10,586	(1,955)	(b)
				1,000	(c)
				(2,500)	(j)	7,131
Common stock	30,263	2,820	33,083	(2,820)	(k)
				1	(l)
				(1)	(j)	30,263
Surplus	0	7,370	7,370	(7,370)	(k)
				24,840	(l)
				(24,840)	(j)
				1,824		1,824
Retained earnings (deficit)	(13,946)	5,266	(8,680)	(5,000)	(m)
				(266)	(k)	(13,946)
Accumulated other comprehensive income	387	133	520	(133)	(k)	387
Total equity capital	22,835	20,044	42,879			23,835

Total liabilities and equity capital	$204,037	$187,553	$391,590			$375,958

PRO FORMA FINANCIAL INFORMATION
ACQUISITION OF SOUTH BAY BANK, N.A. BY
NATIONAL MERCANTILE BANCORP
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2001

EXPLANATORY NOTES

(1) UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ASSUMPTIONS

The pro forma condensed balance sheet shows the effect the business combination would have had on the Company’s asset and liability balances if the transaction had been consummated as of September 30, 2001.

The pro forma condensed balance sheet accounts for the business combination under the purchase method of accounting, whereby a portion of the total cost of the acquisition is allocated to each individual asset acquired on the basis of its fair value. The excess of the total acquisition cost over the sum of the assigned fair values of the assets acquired less liabilities assumed is recorded as goodwill.

The total acquisition cost, for the purpose of the pro forma condensed balance sheet presentation, is the sum of: 1) the cash component of the merger consideration of $29.7 million, and 2) the estimated direct costs of the acquisition of $174,000, less 3) the $5 million dividend received by the Company from South Bay following the consummation of the transaction.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

The following descriptions reference the adjustments as labeled on the pro forma condensed balance sheet as of September 30, 2001:

(a)	Direct costs of transaction
(b)	Partial cash redemption of South Bay Bank preferred stock
(c)	Proceeds from Company’s issuance of Series B Preferred Stock
(d)	Cash purchase price paid to South Bay Bank shareholders
(e)

Fair value adjustment to assets and liabilities - Investment securities based upon quoted market prices; loan and deposits based upon the present value of the future cash flows of the instruments, with consideration to prepayments, discounted using current market rates; and, fixed assets based upon current appraisals

(f)	Excess purchase price over fair value of assets acquired less liabilities assumed
(g)	Reduction in the valuation allowance of the Company's deferred tax asset related to its net operating loss carry forward and the deferred tax effect of purchase accounting adjustments.
(h)	Other liabilities assumed, including executive severance agreements
(i)	Series A Preferred stock outstanding of South Bay Bank
(j)	Consolidation eliminating entries
(k)	Elimination of South Bay Bank shareholders’ interest
(l)	Allocation of purchase price to equity
(m)	Pre-closing dividend declared to post-closing shareholder
(n)	Recorded discount of South Bay Series A Preferred Stock for the beneficial conversion feature associated with the right to convert the preferred shares into the Company’s common shares.

National Mercantile Bancorp

South Bay Bank Acquisition

Consolidated Pro Forma Condensed Statement of Income

	For the Nine Mos. Ended 30-Sep-01
	National Mercantile Bancorp	South Bay Bank, NA	Combined	Adjustments		Resulting Proforma

Interest and fee income:
Loans and leases	$7,189	$10,018	$17,207	$(273	)(a)	$16,934
Investment securities	2,671	1,639	4,310			4,310
Other	632	2335	865	(548	)(b)	317
Total interest income	10,492	11,890	22,382			21,561

Interest expense:
Deposits	2,226	4,740	6,966	(335	)(c)	6,632
Short-term borrowings	919	605	1,524			1,524
Total interest expense	3,145	5,345	8,490			8,156

Net interest income	7,347	6,645	13,892			13,405
Provision for loan losses	450	1,945	2,395			2,395
Net interest income after provision	6,897	4,600	11,497			11,010

Noninterest income	814	801	1,615			1,383

Noninterest expenses:
Salaries and benefits	3,255	1,680	4,935			4,935
Other	3,026	2,296	5,322	38	(d)	5,156
Total noninterest expense	6,281	3,976	10,527			10,091

Income before income taxes and minority interests	1,430	1,425	2,855			2,303

Minority interest in junior subordinated deferrable interest debentures	329		329	826	(e)	1,155
Minority interest in preferred stock of consolidated subsidiary				159	(f)	159

Income before income taxes	1,101	1,425	2,526			989
Income taxes	89	558	647	(251	)(g)	396
Net income	$1,012	$867	$1,878			$593

Earnings per share:
Basic	$0.63					$0.37
Fully Diluted	$0.31					$0.15

Weighted average shares used in EPS computation:
Basic	1,603,365					1,603,365
Diluted	3,232,544			843,040	(h)	4,075,584

PRO FORMA FINANCIAL INFORMATION
ACQUISITION OF SOUTH BAY BANK, N.A. BY
NATIONAL MERCANTILE BANCORP
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

EXPLANATORY NOTES

(1) UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT ASSUMPTIONS

The Pro Forma Condensed Income Statement for the nine months ended September 30, 2001 shows the effect the acquisition might have had on historical operations if the merger had been consummated on January 1, 2000.

The pro forma condensed income statement accounts for the business combination under the purchase method of accounting, whereby the reported income includes the operations of South Bay only after acquisition based upon the costs assigned (fair value) to the assets acquired.

The pro forma adjustments include only items that are directly attributable to the transaction, are expected to have a continuing impact on the operations and are factually supportable. The pro forma adjustments do not include anticipated economies, from the consolidation of administrative operations, or other anticipated opportunities provided by the acquisition. The pro forma adjustments are described in Note (2) below.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

                The following descriptions reference the adjustments as labeled on the pro forma condensed income statement for the nine months ended September 30, 2001:

(a)	Amortization of fair value premium on loans acquired
(b)	Reduction of interest income resulting from net cash paid in acquisition.
(c)	Amortization of discount on deposit liabilities assumed
(d)	Increase in depreciation expense as a result of the write up to fair value of fixed assets
(e)	Minority interest in the junior subordinated 10.25% deferrable interest debentures
(f)	Minority interest in preferred stock of South Bay
(g)	Tax effect of adjustments
(h)	Dilutive common stock equivalents from Company Series B preferred shares issued and South Bay Series A preferred shares

National Mercantile Bancorp

South Bay Bank Acquisition

Pro Forma Condensed Statement of Income

	For the Year Ended 31-Dec-00

	National Mercantile Bancorp	South Bay Bank, NA	Combined	Adjustments		Resulting Proforma

Interest and fee income:
Loans and leases	$9,049	$14,698	$23,747	$(364	)(a)	$23,383
Investment securities	4,799	2,114	6,913			6,913
Other	612	301	913	(1,019	)(b)	(106)
Total interest income	14,460	17,113	31,573			30,190

Interest expense:
Deposits	2,873	6,851	9,724	(446	)(c)	9,278
Short-term borrowings	2,150	958	3,108			3,108
Total interest expense	5,023	7,809	12,832			12,386

Net interest income	9,437	9,304	18,741			17,804
Provision for loan losses	(576)	1,006	430			430
Net interest income after provision	10,013	8,298	18,311			17,374
Noninterest income	868	673	1,541			1,541

Noninterest expenses:
Salaries and benefits	3,906	2,362	6,268			6,260
Other	3,964	2,431	6,395	50	(d)	6,445
Total noninterest expense	7,870	4,793	12,663			12,713

Income before income taxes and minority interests	3,011	4,178	7,189			6,202

Minority interest in junior subordinated deferrable interest debentures	0	0	0	1,538	(g)	1,538

Minority interest in preferred stock of consolidated subsidiary	0	0	0	213	(h)	213

Income before income taxes	3,011	4,178	7,189			4,451
Income taxes	67	1,678	1,745	35	(i)	1,780
Net income	$2,944	$2,500	$5,444			$2,671

Earnings per share:
Basic	$2.77					$2.52
Fully Diluted	$1.08					$0.76

Weighted average shares used in EPS computation:
Basic	1,061,133					1,061,133
Diluted	2,719,949			798,943	(j)	3,518,892

See the accompanying Notes to Pro Forma Financial Information

PRO FORMA FINANCIAL INFORMATION
ACQUISITION OF SOUTH BAY BANK, N.A. BY
NATIONAL MERCANTILE BANCORP
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2000

EXPLANATORY NOTES

(1) UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT ASSUMPTIONS

The Pro Forma Condensed Income Statement for the year ended December 31, 2000 shows the effect the acquisition might have had on historical operations if the merger had been consummated on January 1, 2000.

The pro forma condensed income statement accounts for the business combination under the purchase method of accounting, whereby the reported income includes the operations of South Bay only after acquisition based upon the costs assigned (fair value) to the assets acquired.

The pro forma adjustments include only items that are directly attributable to the transaction, are expected to have a continuing impact on the operations and are factually supportable. The pro forma adjustments do not include anticipated economies, from the consolidation of administrative operations, or other anticipated opportunities provided by the acquisition. The pro forma adjustments are described in Note (2) below.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

                The following descriptions reference the adjustments as labeled on the pro forma condensed income statement for the year ended December 31, 2000:

(a)	Amortization of fair value premium on loans acquired
(b)	Reduction of interest income resulting from net cash paid in acquisition.
(c)	Amortization of discount on deposit liabilities assumed
(d)	Increase in depreciation expense as a result of the write up to fair value of fixed assets
(e)	Minority interest in the junior subordinated 10.25% deferrable interest debentures
(f)	Minority interest in preferred stock of South Bay
(g)	Tax effect of adjustments
(h)	Dilutive common stock equivalents from Company Series B preferred shares issued and South Bay Series A preferred shares